EXHIBIT 23.1

               Consent of Independent Certified Public Accountants

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 7, 1998 appearing on page 56 of BankUnited Financial Corporation's Annual Report on Form 10-K for the year ended September 30, 1998.

/s/ PriceWaterhouseCoopers LLP
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PRICEWATERHOUSECOOPERS LLP
Miami, Florida
March 22, 1999